                                                                    EXHIBIT 10.2


EXHIBIT A


                            THE BON-TON STORES, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


Article 1.        Establishment and Purpose

         1.1 Establishment. The Bon-Ton Stores, Inc. (the "Company") hereby establishes a defined benefit pension plan known as The Bon-Ton Stores, Inc. Supplemental Executive Retirement Plan (the "Plan") effective as of February 3, 2001 (the "Effective Date").

         1.2 Purpose. The principal purposes of the Plan are to provide certain executives, as defined in Article 3, with competitive retirement benefits, protect against reductions in retirement benefits due to tax law limitations on qualified plans, and encourage the continued employment of such employees with the Company.


Article 2.        Definitions

         2.1 Actuarially Equivalent. "Actuarially Equivalent" or "Actuarial Equivalent" means the equivalence in present value between two or more forms and/or times of payment based upon a determination by an actuary chosen by the Board, using reasonable actuarial assumptions as of the date of any such determination.

         2.2 Affiliate. "Affiliate" means a corporation or other entity controlled by the Company and designated by the Board from time to time as such.

         2.3      Board. "Board" means the Board of Directors of the Company.

         2.4 Cause. "Cause" means conduct by the Participant consisting of gross negligence, wanton or willful disregard of duties, conviction of a crime involving moral turpitude or any other act or omission determined by the Board to be inimical to the best interests of the Company. The determination of cause shall be made by the Board, solely in its discretion, and its determination shall be final and binding.

         2.5 Change of Control. "Change of Control" shall be deemed to occur if:

                  a) any "person", as such term is defined under Sections 3(a)(9) and 13(d) of the Exchange Act, who is not an Affiliate of the Company on the date hereof, becomes a "beneficial owner", as such term is used in Rule 13d-3 under the Exchange Act, of a majority of the Company's voting stock;

                  b) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets; or

                  c) the Company is party to a merger, consolidation, other form of business combination or a sale of all or substantially all of its assets, unless the business of the Company is continued following any such transaction by a resulting entity (which may be, but need not be, the Company) and the shareholders of the Company immediately prior to such transaction hold, directly or indirectly, a majority of the voting power of the resulting entity.

         2.6 Employment. "Employment" means the period or periods during which a Participant is an employee of the Company.

         2.7 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor act thereto.

         2.8 Participant. "Participant" means an eligible employee of the Company selected to receive benefits under the Plan as provided in Article 3 of this Plan.

         2.9 Top Hat Plan. "Top Hat Plan" means a nonqualified, unfunded plan maintained primarily to provide deferred compensation benefits to a Participant who falls within a select group of "management or highly compensated employees" within the meaning of Section 201, 301 and 401 of ERISA.


Article 3.        Retirement

         3.1 Eligibility. Only those employees who comprise a select group of management or highly compensated employees will be eligible to be selected to participate in the Plan, as provided below.

         3.2 Participation. The Board, or such person or entity designated by the Board, acting in its discretion, may designate any eligible employee as a Participant under this Plan, and may designate any conditions applicable to any such Participant. Such designation shall be in writing and shall be effective as of the date contained therein. Participation in the Plan is terminable by the Board, in its discretion, upon written notice to the Participant, and termination shall be effective as of the date contained therein, but in no event earlier than the date of such notice, provided that no such termination shall in any material manner reduce or adversely affect any Participant's rights to vested benefits hereunder without the consent of the Participant.

         3.3 Noncompetition. Notwithstanding any other provisions hereof, neither a Participant nor a Participant's spouse nor any other beneficiary of a Participant shall receive any further benefits hereunder if the Participant, without prior written consent of the Board, prior to attaining age 65, engages in (as a principal, partner, director, officer, agent, employee, consultant, owner, independent contractor of otherwise), or becomes financially interested in, any retail department store business: (a) that is a direct competitor of the Company (i.e. competitive lines generate at least 30% of the Company's revenues and at least 30% of the competitor's revenues); (b) with at least $250 million in gross annual sales; and (c) operating a store or stores within a 15 mile radius of any Company store which is in existence or which is under contract to be acquired or constructed by the Company at such time, and which competing store or stores have total gross annual sales in excess of 15% of the Company's gross annual sales for the prior year, including owned and leased businesses.


Article 4.        Amount, Form, and Payment of Supplemental Benefit

         4.1 Normal Retirement Benefit. Subject to the terms of this Plan, a Participant who retires from Employment shall be entitled to receive a monthly benefit payable for such Participant's lifetime, commencing on the first day of the month coinciding with or next following the date of such retirement (the "Normal Retirement Benefit"). A Participant's Normal Retirement Benefit is calculated according to the benefit formula determined by the Board with respect to the Participant, and set forth in the appendix hereto which applies to the Participant (the "Applicable Appendix").

         4.2 Form of Benefit. Unless the Board determines otherwise, or as otherwise specified herein, a Participant who is not married as of the date on which benefit payments commence shall receive his benefit hereunder in the form of a Normal Retirement Benefit. A Participant who is married as of the date on which benefit payments commence shall receive his benefits in the same form as an unmarried Participant; provided however, that if such Participant dies prior to the tenth anniversary of the date as of which his benefits commenced, and if such Participant is survived by his spouse, such surviving spouse shall receive monthly benefit payments in the same amount as previously paid to the Participant until such tenth anniversary or until her death, whichever is earlier. No actuarial adjustment shall be made to the monthly benefit payable to a married participant by reason of his marital status. However, the Board reserves the right to authorize lump sum benefit distributions that are the Actuarial Equivalent of the forms of benefit otherwise provided for in this Paragraph 4.2, in lieu thereof.

         4.3 Death Benefit. If a Participant dies before such Participant retires and is survived by a spouse, then such spouse shall be entitled to receive from the Company a death benefit in the form of a lump sum payable in cash within 60 days after such Participant's death equal to the Actuarial Equivalent of the Normal Retirement Benefit that would have been payable to such Participant had he retired on his date of death (without taking into account the value of the additional benefits payable to a surviving spouse as provided in Paragraph 4.2).


Article 5.        Administration

         5.1 Authority of the Board. This Plan shall be administered by the Board or any committee designated by the Board to administer the Plan. Subject to the provisions of the Plan, the Board or applicable committee shall have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and to decide or resolve any and all questions, including interpretations of this Plan, as may arise in connection with this Plan. Notwithstanding the foregoing, the Company shall act as the plan administrator for purposes of any filings with any governmental entity or in the event claims for benefits are made by any Participant.

         5.2 Agents. In the administration of this Plan, the Board may, from time to time, employ agents and delegate to such agents such administrative duties as it deems advisable and allowable under the terms of the Plan.

         5.3 Decisions Binding. The decision or action of the Board with respect to any question arising out of or in connection with the administration, interpretation, and application of this Plan and any rules or guidelines made in connection with this Plan shall be final and conclusive, and shall be binding upon all persons and entities having any interest in this Plan.

         5.4 Indemnity of Board. The Company shall indemnify and hold harmless the Board and its individual members along with any other committee that may be established to administer the Plan pursuant to Paragraph 5.1 and any members thereof, against any and all claims, loss, damage, expense, or liability arising from any action or failure to act with respect to this Plan.

         5.5 Cost of Administration. The Company shall bear all expenses of administration of this Plan.

         5.6      Claims.

         A Participant or a Participant's beneficiary for benefits under the Plan may file a written claim for benefits under the Plan with the Plan Administrator, if he believes that he is entitled to receive benefits under the Plan but is not receiving benefits under the Plan or if he is receiving benefits under the Plan, but disputes the amount and/or form of benefits received. Such written claim for benefits shall set forth the nature of the claim and/or dispute, and set forth all facts and circumstances which are relevant to the claim.

         If, pursuant to the provisions of the Plan, the Company denies the claim of the Participant or the Participant's beneficiary for benefits under the Plan, the Company shall provide written notice, within ninety (90) days after receipt of the claim, setting forth in a manner calculated to be understood by the claimant:

                  a)       the specific reasons for such denial;

                  b) the specific reference to the Plan provisions on which the denial is based;

                  c) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is needed; and

                  d) an explanation of the Plan's claim review procedure and the time limitations of this subsection applicable thereto.

The Participant or the Participant's beneficiary whose claim for benefit has been denied may request review by the Company of the denied claim by notifying the Company in writing within sixty (60) days after receipt of the notification of claim denial. As part of said review procedure, the claimant or the claimant's authorized representative may review pertinent documents and submit issues and comments to the Company in writing. The Company shall render its decision to the claimant in writing in a manner calculated to be understood by the claimant not later than sixty (60) days after receipt of the request for review, unless special circumstances require an extension of time, in which case decision shall be rendered as soon after the sixty-day period as possible, but not later than one hundred and twenty (120) days after receipt of the request for review. The decision on review shall state the specific reasons therefor and the specific Plan reference on which it is based.


Article 6.        Amendment and Termination

         The Company hereby reserves the right to amend, modify, or terminate the Plan at any time by action of a majority of the members of the Board. Except as described below in this Article 6, no such amendment or termination shall in any material manner reduce or adversely affect any Participant's rights to benefits hereunder without the consent of the Participant.

         The Board may terminate the Plan and commence termination payout for all Participants, or remove certain employees as Participants, if it is determined by the United States Department of Labor or a court of competent jurisdiction that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA which is not exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA; provided, however, that if the Plan is terminated pursuant to this sentence, then all Participants shall be deemed to be fully vested in the benefits described in Article 4 as of the date immediately preceding such termination. If payout is commenced pursuant to the operation of this Article 6, the payment of such amounts shall be made in the manner and at the times selected by the Board; provided, however, that such payment shall not be extended for a longer period of time than would have been the case had the payment of benefits occurred as scheduled immediately prior to such accelerated payout.


Article 7.        Miscellaneous

         7.1 Unfunded Plan. This Plan is intended to be a Top Hat Plan and therefore exempt from the provisions of Parts 2, 3, and 4 of Title I of ERISA. Such status shall not be adversely affected by the establishment of any trust pursuant to Paragraph 7.4 below.

         7.2 Unsecured General Creditor. Each Participant and his or her beneficiaries, heirs, successors, and assigns shall have no secured legal or equitable rights, interests, or claims in any property or assets of the Company, nor shall any such persons have any rights, interests or claims in any life insurance policies, annuity contracts, or the proceeds therefrom owned or which may be acquired by the Company. Except as provided in Paragraph 7.4, such policies, annuity contracts, or other assets of the Company shall not be held under any trust for the benefit of a Participant, his or her beneficiaries, heirs, successors or assigns, or held, in any way, as collateral security for the fulfilling of any obligations of the Company under this Plan. Any and all of the Company's assets and policies shall be, and shall remain for purposes of this Plan, the general, unpledged, unrestricted assets of the Company. The Company's obligation under this Plan shall be that of an unfunded and unsecured promise to pay money in the future.

         7.3      Exclusive Supplemental Retirement Benefit.

         As of the Effective Date, the Plan is the intended to be the sole source of Company paid supplemental retirement benefits for Participants. In the event a Participant is entitled to any other supplemental retirement benefit payable by the Company, the benefit payable hereunder shall be reduced by an amount that is the Actuarial Equivalent of such other supplemental retirement benefits, except where such other supplemental retirement benefits are paid under an arrangement that explicitly negates the operation of this Paragraph.

         7.4      Trust Fund.

                  a) At its discretion, the Company may establish one or more grantor trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of benefits under this Plan. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company's general creditors. To the extent any benefits provided under this Plan are actually paid from any such trust, the Company shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Company.

                  b) At its discretion, the Company may, in addition to or in lieu of establishing one or more grantor trusts as described in clause (a) above, take other actions to fund the benefits provided for under this Plan, but in no event shall the Company establish any funding mechanism which would result in the Plan failing to qualify as a Top Hat Plan exempt from the provisions of Parts 2, 3, and 4 of Title I of ERISA.

         7.5 Nonassignability. Neither a Participant nor any other person shall have any right to sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be nonassignable and nontransferable, provided that a Participant may assign the right to receive such amounts to trusts or limited partnerships established for the benefit of the Participant's spouse or children. No part of the amount payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor shall such amounts or rights to such amounts be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

         7.6 Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company and any Participant, and Participants (and Participants' beneficiaries) shall have no rights against the Company except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge any Participant at any time.

         7.7 Validity. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

         7.8 Successors. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns, and the Company shall require all its successors and assigns to expressly assume its obligations hereunder. The term "successors," as used herein, shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Company.

         7.9 Tax Withholding. The Company shall have the right to require Participants to remit to the Company an amount sufficient to satisfy federal, state, and local tax withholding requirements, or to deduct from payments made pursuant to the Plan amounts sufficient to satisfy such tax withholding requirements.

         7.10 Governing Law. The provisions of this agreement shall be construed and interpreted according to the laws of the State of Pennsylvania except as preempted by Federal law.

         7.11     Change of Control.

                  a) If a Change of Control of the Company occurs, all benefits shall be fully accelerated and be payable to the extent and in the manner provided for in the Applicable Appendix.

                  b) Notwithstanding the foregoing, in the event any benefits payable hereunder are treated as "excess parachute payments" (as that term is defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor statute), the benefits payable hereunder shall be reduced, if possible, to the extent necessary so that no portion of such benefits shall be subject to the excise tax imposed on excess parachute payments pursuant to Code Section 4999 (or any successor statute).

         7.12 Acceleration. The Board, in its sole and absolute discretion, may waive all vesting requirements and/or permit accelerated vesting arrangements.

         7.13 Forfeiture. All benefits hereunder shall be subject to forfeiture in their entirety in the event that Participant is terminated for Cause.

APPENDIX A

Amount of Supplemental Benefit for Jim Baireuther

         If Jim Baireuther ("Baireuther") remains continuously employed with the Company through the date that he attains sixty (60) years of age, he will become eligible for and vest in a benefit in the amount of $30,000 a year. Baireuther's entitlement to this benefit shall terminate and the benefit will be forfeited if he is terminated for Cause.

Vesting upon Change of Control

         If a Change of Control (as defined in Paragraph 2.5) occurs and Baireuther is "Terminated in Connection with the Change of Control" (as this term is defined below), he will immediately become eligible for and vest in a benefit in an amount equal to a percentage of the benefit amount indicated above ($30,000), such percentage to be determined in accordance with the following chart.

         Years of Continuous Employment with the Company
           Upon the Occurrence of a Change of Control             Percentage
                            1                                          20
                            2                                          40
                            3                                          60
                            4                                          80
                            5                                         100

         If a Change of Control occurs and Baireuther is not "Terminated in Connection with the Change of Control," he shall be entitled to receive a Normal Retirement Benefit pursuant to Paragraph 4.1, without regard to the Change of Control.

         "Terminated in Connection with the Change of Control" means: (1) the termination of Baireuther's employment with the Company by the Company, for any reason other than for Cause (as defined in Paragraph 2.4) within three (3) years of the date on which a Change of Control occurs, or (2) the termination of Baireuther's employment with the Company by Baireuther, in connection with a demotion (i.e., the Company offers Baireuther a lower position or a comparable position with lower compensation), within three (3) years of the date on which the Change of Control occurs.

APPENDIX B

Amount of Supplemental Benefit for Michael Gleim

         If Michael Gleim ("Gleim") remains continuously employed with the Company through January 31, 2002, he will become eligible for and vest in a benefit in the amount of $50,000 a year. Gleim's entitlement to this benefit shall terminate and the benefit will be forfeited if he is terminated for Cause.

Vesting upon Change of Control

         If a Change of Control (as defined in Paragraph 2.5) occurs and Gleim is "Terminated in Connection with the Change of Control" (as this term is defined below), he will immediately become eligible for and vest in a benefit in an amount equal to a percentage of the benefit amount indicated above ($50,000), such percentage to be determined in accordance with the following chart.

         Years of Continuous Employment with the Company
            Upon the Occurrence of a Change of Control            Percentage
                             1                                         20
                             2                                         40
                             3                                         60
                             4                                         80
                             5                                        100

         If a Change of Control occurs and Gleim is not "Terminated in Connection with the Change of Control," he shall be entitled to receive a Normal Retirement Benefit pursuant to Paragraph 4.1, without regard to the Change of Control.

         "Terminated in Connection with the Change of Control" means: (1) the termination of Gleim's employment with the Company by the Company, for any reason other than for Cause (as defined in Paragraph 2.4) within three (3) years of the date on which a Change of Control occurs, or (2) the termination of Gleim's employment with the Company by Gleim, in connection with a demotion (i.e., the Company offers Gleim a lower position or a comparable position with lower compensation), within three (3) years of the date on which the Change of Control occurs.

APPENDIX C

Amount of Supplemental Benefit for Ryan Sattler

         If Ryan Sattler ("Sattler") remains continuously employed with the Company through the date that he attains sixty (60) years of age, he will become eligible for and vest in a benefit in the amount of $10,000 a year. Sattler's entitlement to this benefit shall terminate and the benefit will be forfeited if he is terminated for Cause.

Vesting upon Change of Control

         If a Change of Control (as defined in Paragraph 2.5) occurs and Sattler is "Terminated in Connection with the Change of Control" (as this term is defined below), he will immediately become eligible for and vest in a benefit in an amount equal to a percentage of the benefit amount indicated above ($10,000), such percentage to be determined in accordance with the following chart.

         Years of Continuous Employment with the Company
            Upon the Occurrence of a Change of Control            Percentage
                             1                                         20
                             2                                         40
                             3                                         60
                             4                                         80
                             5                                        100

         If a Change of Control occurs and Sattler is not "Terminated in Connection with the Change of Control," he shall be entitled to receive a Normal Retirement Benefit pursuant to Paragraph 4.1, without regard to the Change of Control.

         "Terminated in Connection with the Change of Control" means: (1) the termination of Sattler's employment with the Company by the Company, for any reason other than for Cause (as defined in Paragraph 2.4) within three (3) years of the date on which a Change of Control occurs, or (2) the termination of Sattler's employment with the Company by Sattler, in connection with a demotion (i.e., the Company offers Sattler a lower position or a comparable position with lower compensation), within three (3) years of the date on which the Change of Control occurs.

APPENDIX D

Amount of Supplemental Benefit for Steve Evans

         If Steve Evans ("Evans") remains continuously employed with the Company through the date that he attains sixty (60) years of age, he will become eligible for and vest in a benefit in the amount of $10,000 a year. Evans's entitlement to this benefit shall terminate and the benefit will be forfeited if he is terminated for Cause.

Vesting upon Change of Control

         If a Change of Control (as defined in Paragraph 2.5) occurs and Evans is "Terminated in Connection with the Change of Control" (as this term is defined below), he will immediately become eligible for and vest in a benefit in an amount equal to a percentage of the benefit amount indicated above ($10,000), such percentage to be determined in accordance with the following chart.

         Years of Continuous Employment with the Company
            Upon the Occurrence of a Change of Control            Percentage
                             1                                         20
                             2                                         40
                             3                                         60
                             4                                         80
                             5                                        100

         If a Change of Control occurs and Evans is not "Terminated in Connection with the Change of Control," he shall be entitled to receive a Normal Retirement Benefit pursuant to Paragraph 4.1, without regard to the Change of Control.

         "Terminated in Connection with the Change of Control" means: (1) the termination of Evans' employment with the Company by the Company, for any reason other than for Cause (as defined in Paragraph 2.4) within three (3) years of the date on which a Change of Control occurs, or (2) the termination of Evans' employment with the Company by Evans, in connection with a demotion (i.e., the Company offers Evans a lower position or a comparable position with lower compensation), within three (3) years of the date on which the Change of Control occurs.

APPENDIX E

Amount of Supplemental Benefit for John Farrel

         If John Farrel ("Farrel") remains continuously employed with the Company through the date that he attains sixty (60) years of age, he will become eligible for and vest in a benefit in the amount of $10,000 a year. Farrel's entitlement to this benefit shall terminate and the benefit will be forfeited if he is terminated for Cause.

Vesting upon Change of Control

         If a Change of Control (as defined in Paragraph 2.5) occurs and Farrel is "Terminated in Connection with the Change of Control" (as this term is defined below), he will immediately become eligible for and vest in a benefit in an amount equal to a percentage of the benefit amount indicated above ($10,000), such percentage to be determined in accordance with the following chart.

         Years of Continuous Employment with the Company
            Upon the Occurrence of a Change of Control            Percentage
                             1                                         20
                             2                                         40
                             3                                         60
                             4                                         80
                             5                                        100

         If a Change of Control occurs and Farrel is not "Terminated in Connection with the Change of Control," he shall be entitled to receive a Normal Retirement Benefit pursuant to Paragraph 4.1, without regard to the Change of Control.

         "Terminated in Connection with the Change of Control" means: (1) the termination of Farrel's employment with the Company by the Company, for any reason other than for Cause (as defined in Paragraph 2.4) within three (3) years of the date on which a Change of Control occurs, or (2) the termination of Farrel's employment with the Company by Farrel, in connection with a demotion (i.e., the Company offers Farrel a lower position or a comparable position with lower compensation), within three (3) years of the date on which the Change of Control occurs.

APPENDIX F

Amount of Supplemental Benefit for Frank Tworecke

          If Frank Tworecke ("Tworecke") completes five (5) consecutive years of employment with the Company, he will become eligible for and vest in a supplemental retirement benefit in the amount of $50,000 a year. For each full year that Tworecke remains in the Company's employ after the completion of the first five (5) years, the amount of the annual supplemental retirement benefit which Tworecke shall receive shall increase by $15,000 per year. The maximum supplemental retirement benefit Tworecke can receive is $125,000 per year. The supplemental retirement benefit shall be payable in equal monthly installments commencing with the month Tworecke's employment with the Company ceases (after the benefit vests) through the month of the date of Tworecke's death at age sixty-five (65) or greater. If Tworecke dies after the supplemental benefit described in this Appendix F becomes vested but before he reaches age sixty-five
(65), whether he is still employed with the Company, the Company will pay Tworecke's estate the amount of the vested benefit, until the date of his 65th birthday. Tworecke's entitlement to this supplemental retirement benefit shall terminate and the benefit will be forfeited if (a) Tworecke ceases employment with the Company at any time prior to vesting for any reason; (b) Tworecke violates any portion of the November 1999 Employment Agreement between Tworecke and the Company (the "Employment Agreement") or any subsequent agreement between him and the Company (even after vesting); or (c) the Board determines at any time before or after termination of employment that Tworecke is guilty of dishonesty or other unlawful acts causing injury or damage to the Company, its employees or customers (even after vesting).

         In all respects, Tworecke's benefit under the Plan shall be subject to and limited by the provisions of the Employment Agreement which govern his right to receive a supplemental retirement benefit from the Company, including, but not limited to, Paragraph 9 of the Employment Agreement. To the extent that the terms of the Plan provide for a benefit which is inconsistent in amount or form with the applicable provisions of the Employment Agreement (including, but not limited to, the form of benefit provided under Paragraph 4.2 of the Plan, the death benefit provided under Paragraph 4.3 of the Plan, and accelerated vesting upon a Change of Control as provided under Paragraph 7.11 of the Plan), the terms of the Employment Agreement shall govern.